Exhibit 10.2

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of ______, 2021 by and between Capitol Investment Corp. VI, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-252855 (the “Registration Statement”), for its initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-quarter of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission;

WHEREAS, Citigroup Global Markets Inc. (the “Representative”) is acting as the representative of the underwriters in the IPO (the “Underwriters”) pursuant to an underwriting agreement between the Company and the Underwriters (“Underwriting Agreement”);

WHEREAS, simultaneously with the IPO, the Company’s sponsors and officers and directors will be purchasing an aggregate of 3,900,000 warrants (“Private Placement Warrants”) from the Company for an aggregate purchase price of $5,850,000 (or 4,300,000 Private Placement Warrants for an aggregate purchase price of $6,450,000 if the Underwriters’ over-allotment option is exercised in full);

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $200,000,000 of the gross proceeds from the IPO and sale of the Private Placement Warrants (or $230,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the shares of Common Stock included in the Units issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee is referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $7,000,000, or $8,050,000 if the Underwriters’ over-allotment option is exercised in full (or the amount specified in a notice pursuant to Section 3(f) hereof) is attributable to deferred underwriting discounts and commissions (the “Deferred Discount”) that may become payable by the Company to the Underwriters upon the consummation of an initial business combination (as described in the Registration Statement, a “Business Combination”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

NOW, THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) hold the Property in trust for the Public Stockholders and the Company in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) established by the Trustee at J.P. Morgan Chase Bank N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is satisfactory to the Company;

(b) manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) in a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”), having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invests only in direct U.S. government treasury obligations; the Trustee may not invest in any other securities or assets; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder, and the Trustee may earn bank credits or other consideration during such periods;

(d) collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account or in connection with the preparation or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g) participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) render to the Company monthly written statements of the activities of and amounts in the Trust Account, reflecting all receipts and disbursements of the Trust Account; and

(i)   commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Secretary or Chairman or Co-Chairman of the Board of Directors of the Company or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the invested funds held in the Trust Account and not previously released to the Company to pay its taxes (net of taxes payable and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that the Termination Letter has not been received by the Trustee within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders on the Last Date.

2. Limited Distributions from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Property and requested by the Company to cover any income or other tax obligations owed by the Company.

(b) Upon written request from the Company following the Last Date, which may be given in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company the amount of interest income earned on the Property and requested by the Company to cover expenses related to the Company’s liquidation; provided, however, that the aggregate amount of all such distributions shall not exceed $100,000 (net of taxes payable) and the Company will not be allowed to withdraw interest income earned on the Trust Account unless there are sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request.

(c) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E, the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Amended and Restated Certificate of Incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity.

(d) The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Sections 2(a), 2(b) and 2(c) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

(e) In all cases, the Company shall provide the Representative with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman or Co-Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer or Secretary. In addition, except with respect to its duties under Sections 1(i), 2(a), 2(b) or 2(c) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care believes to be given by any one of the persons authorized above to give written instructions; provided that the Company shall promptly confirm such instructions in writing;

(b) subject to the provisions of Section 7(h) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all documented expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 3(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 1(i) solely in connection with the consummation of a Business Combination and Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first annual fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d) in connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(e) in connection with the Trustee acting as paying/disbursing agent pursuant to Exhibit B, not to give the Trustee disbursement instructions which would be prohibited under this Agreement;

(f) within five business days after the Representative, on behalf of the Underwriters, exercises the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to the Representative) of the total amount of the Deferred Discount, which shall in no event be less than $7,000,000; and

(g) in the event the Company is entitled to receive a tax refund on its income tax obligation, promptly after the amount of such refund is determined on a final basis, provide the Trustee with notice in writing (with a copy to the Representative) of the amount of such income tax refund.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party under this Agreement except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) change the investment of any Property, other than in compliance with Section 1(c) hereof;

(d) refund any depreciation in principal of any Property;

(e) assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) file local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i)   pay any taxes on behalf of the Trust Account;

(j)   imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein; and

(k) verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a), 2(b) or 2(c) above.

5. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (a “Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) hereof, the Trustee shall pursue such Claim solely against the Company and not against the Property or any monies in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever.

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in any number of counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) hereof (which may not be modified, amended or deleted without the affirmative vote of 65% of the then-outstanding shares of Common Stock and Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class; provided that no such amendment will affect any Public Stockholder who has properly elected to redeem his, her or its shares of Common Stock in connection with a stockholder vote to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf; Celeste Gonzalez
Email: fwolf@continentalstock.com; cgonzaelz@continentalstock.com if to the Company, to:

Capitol Investment Corp. VI
1300 17th Street North, Suite 820
Arlington, Virginia 22209
Attn: Mark D. Ein

Email: mark@venturehousegroup.com

with a copy to:

Latham & Watkins LLP
555 Eleventh Street N.W.
Suite 1000
Washington, D.C. 20004
Attn: Rachel W. Sheridan; Jason M. Licht; Christopher J. Clark

Email: rachel.sheridan@lw.com; jason.licht@lw.com; christopher.j.clark@lw.com in either case with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: General Counsel
Fax No.: (646) 291-1469

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn: Deanna L. Kirkpatrick; Derek J. Dostal
Email: deanna.kirkpatrick@davispolk.com; derek.dostal@davispolk.com

(f) No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior consent of the other person or entity.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) Each of the Company and the Trustee hereby acknowledges that the Representative, on behalf of the several Underwriters, is a third-party beneficiary of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

CAPITOL INVESTMENT CORP. VI

By:
Name:
Title:

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$2,000

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000

Transaction processing fee for disbursements to Company under Sections 1(i), 2(a) and 2(b)	Deduction by Trustee from accumulated income following disbursement made to Company under Sections 1(i), 2(a) and 2(b)	$250

Paying Agent services as required pursuant to Sections 1(i) and 2(c)	Billed to Company upon delivery of service pursuant to Sections 1(i) and 2(c)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the investment management trust agreement between Capitol Investment Corp. VI, a Delaware corporation (the “Company” or “we”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” or “you”), dated as of [_____], 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [_____] (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [_____]. The Company shall notify you at least 48 hours (or such shorter time period as you may agree) in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the assets in the Trust Account and to transfer the proceeds to the above-referenced account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that, while the funds are on deposit in the Trust Account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will be consummated substantially concurrently with your transfer of funds to the account or accounts as directed by the Company and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, which verifies the vote of the Company’s stockholders in connection with the Business Combination, if a vote is held, and (b) written instructions with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to Public Stockholders who have properly exercised their redemption rights (the (the “Instruction Letter”) and instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the notification from counsel and the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CAPITOL INVESTMENT CORP. VI

By:
Name:	Mark D. Ein
Title:	Chairman

By:
Name:	L. Dyson Dryden
Title:	President and Chief Financial Officer

cc:	Citigroup Global Markets Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the investment management trust agreement between Capitol Investment Corp. VI, a Delaware corporation (the “Company” or “we”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” or “you”), dated as of [_____], 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to the IPO. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the assets in the Trust Account and to transfer the total proceeds to the Trust Account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [_____] as the record date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Account. You agree to be the paying agent of record and, in your separate capacity as paying agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, the Trustee’s obligations under the Trust Agreement shall be terminated.

Very truly yours,

CAPITOL INVESTMENT CORP. VI

By:
Name:	Mark D. Ein
Title:	Chairman

By:
Name:	L. Dyson Dryden
Title:	President and Chief Financial Officer

cc:	Citigroup Global Markets Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 2(a) of the investment management trust agreement between Capitol Investment Corp. VI, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” or “you”), dated as of [_____], 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[_____] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its tax obligations. In accordance with the terms of the Trust Agreement, the Trustee is hereby directed and authorized to transfer (via wire transfer) such funds promptly upon its receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

CAPITOL INVESTMENT CORP. VI

By:
Name:	Mark D. Ein
Title:	Chairman

By:
Name:	L. Dyson Dryden
Title:	President and Chief Financial Officer

cc:	Citigroup Global Markets Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 2(b) of the investment management trust agreement between Capitol Investment Corp. VI, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” or “you”), dated as of [_____], 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[_____] of the interest income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 2(b), if any, the maximum amount set forth in Section 2(b).

The Company needs such funds to pay its expenses relating to its liquidation. In accordance with the terms of the Trust Agreement, the Trustee is hereby directed and authorized to transfer (via wire transfer) such funds promptly upon its receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

CAPITOL INVESTMENT CORP. VI

By:
Name:	Mark D. Ein
Title:	Chairman

By:
Name:	L. Dyson Dryden
Title:	President and Chief Financial Officer

cc:	Citigroup Global Markets Inc.

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account – Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 2(c) of the investment management trust agreement between Capitol Investment Corp. VI, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” or “you”), dated as of [_____], 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $[_____] of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Amended and Restated Certificate of Incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. As such, in accordance with the terms of the Trust Agreement, the Trustee is hereby directed and authorized to transfer (via wire transfer) such funds promptly upon its receipt of this letter to the redeeming Public Stockholders in accordance with your customary procedures.

Very truly yours,

CAPITOL INVESTMENT CORP. VI

By:
Name:	Mark D. Ein
Title:	Chairman

By:
Name:	L. Dyson Dryden
Title:	President and Chief Financial Officer

cc:	Citigroup Global Markets Inc.